UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 24, 2004



                               REMEDENT USA, INC.
             (Exact name of registrant as specified in its charter)


         Nevada                    001-15975                   86-0837251
         ------                    ---------                   ----------
      (State or other         (Commission File No.)         (I.R.S. Employer
       jurisdiction                                         Identification No.)
      of incorporation)



                Xavier de Cocklaan 42, 9831, Deurle, Belgium n/a
                ------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                011-329-321-7080
                                ----------------
              (Registrant's telephone number, including area code)




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Item 4.02   Non Reliance on Previously Issued Financial Statements or a Related
Audit Report or Completed Interim Review.

     On  November  24,  2004,  our Board of  Directors  and our Chief  Executive
Officer and Chief Financial Officer concluded that our audited financial statements for our fiscal years ended March 31, 2003 and 2004 included in our Form 10-KSB/A and Form 10-KSB respectively, as well as our interim quarterly reports for the periods ending June 30, 2003, September 30, 2003, December 31, 2003, and June 30, 2004 included in our Forms 10-QSB for these periods, should no longer be relied upon because of an error in these financial statements as addressed in Accounting Principles Board Opinion No. 20.

     During the preparation of our quarterly report on Form 10-QSB for the period ending September 30, 2004, we detected two errors in certain previously issued financial statements. The errors relate to the classification of certain assets, minority interest and paid in capital.

     In March 2003 we did not properly record a capital contribution to our subsidiary, Remedent N.V. by two of our officers. The capital contribution was the value of certain fixed income securities which were assigned and irrevocably transferred to Remedent N.V on March 5, 2003 (the "Transfer Date") as well as forgiveness of 75,000 Euros ($77,827) in notes payable from the same officers. The initial value of the securities on the Transfer Date was 235,000 Euros ($243,860). These securities are collateral for a bank line of credit and are therefore shown as restricted investments on our balance sheet as of September 30, 2004 (see Note 9 to our Form 10-QSB for the period ending September 30.
2004). As of September 30, 2004, the value of these securities has increased to $291,635 as a result in changes in the currency valuation as between the US Dollar and the Euro. The increase in value of $47,775 increased the net cumulative Foreign Currency Translation Adjustment shown in the shareholders equity section of the balance sheet. The $321,687 historical value of the fixed income securities and notes payable has been recorded and credited to additional paid in capital in our Form 10-QSB for the period ending September 30, 2004. We intend to file amended reports on Form 10K-SB/A and Form 10Q-SB/A beginning with the fiscal year ended March 31, 2003 as soon as possible that will reflect the foregoing correction.

     This foregoing capital contribution occurred as a result of the sale by Remedent N.V of 7,200 shares of Remedent N.V stock, representing 78% of the outstanding shares of Remedent N.V. after conclusion of the sale. In December 2002, as a result of losses incurred during its start-up period, Remedent N.V.'s shareholder equity fell below that which is required under Belgium law. In accordance with Belgium law, Remedent N.V. retained the services of an independent Belgium certified accountant to determine the amount of additional capital contribution necessary to bring Remedent N.V's balance sheet into compliance. As a result of this analysis, it was determined that additional capital of 310,000 Euros ($321,687 as of December 2002) would be required and, further, that Remedent N.V.'s valuation prior to such capital contribution was 88,500 Euros. In as much as we lacked the financial resources to provide the additional capital required, Remedent N.V. elected to issue 7,171 shares of its common stock to Lausha N.V., a company controlled by Guy De Vreese, our Chairman of the Board, in exchange for conversion of 50,000 Euros in notes payable and contribution of the 235,000 Euros in fixed income marketable securities discussed above, both as an irrevocable capital contribution to Remedent N.V.. In addition, Remedent NV issued 629 shares to Robin List, our Chief Executive Officer, in exchange for conversion of 25,000 Euros in notes payable as an irrevocable capital contribution to Remedent N.V. Mr. De Vreese and Mr. List are both officers and directors of us and our subsidiary, Remedent N.V. As a result of this transaction, as previously reported in earlier filings, we currently own 22% of our subsidiary, Remedent N.V.

     In connection with the same transaction, we did not correctly record the Minority Interest related to the previously mentioned 78% ownership of our subsidiary, Remedent N.V. The foregoing was the result of a error in the



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recording  of  Minority  Interest  that  originally  occurred as of our year end report on for 10K-SB for March 31, 2003 and has carried forward since that date. The cumulative effect of these errors as of our last Form 10K-SB filed for the period ended March 31, 2004 had been to overstate the value of the Minority Interest by $112,756, understate Additional Paid in Capital by $321,687, understate Investments by $288,651, overstate the Cumulative Foreign Translation Adjustment (Loss) by $31,780 and overstate the Company's Accumulated Deficit by $47,940. We intends to file amended reports on Form 10K-SB and Form 10Q-SB beginning with the year ended March 31, 2003 as soon as possible that will reflect the foregoing restatement.

     In our quarterly report for the period ended September 30, 2004, filed on Form 10-QSB on November 24, 2004, we have retroactively corrected these balances in our financial statements and the related footnotes to correct these errors. During the preparation of our Form 10-QSB for the period ending September 30, 2004, we discussed these errors with Farber & Hass LLP, our independent accountants and the related disclosure contained in our Form 10-QSB and in this report on Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         REMEDENT USA, INC.
                                         a Nevada Corporation


Dated:  December 1, 2004                 /s/ ROBIN LIST
                                         -------------------------------------
                                         Robin List
                                         Chief Executive Officer and President
                                         (Principal Executive Officer)